Exhibit 3.30

SOSID: 622263 Date Filed: 3/1/2002 12:08 PM Elaine F. Marshall North Carolina Secretary of State

ARTICLES OF ORGANIZATION

OF

PROGRESS PLACE REALTY HOLDING COMPANY, LLC

(a limited liability company)

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is: PROGRESS PLACE REALTY HOLDING COMPANY, LLC.

2.	There shall be no limit on the duration of the limited liability company.

3.	The name and address of the sole organizer executing these articles of organization is as follows:

Jerry W. Amos Bank of America Corporate Center Suite 3350 100 North Tryon Street Charlotte, North Carolina 28202-4000

4.	The street address and county of the initial registered office of the limited liability company is:

68 Cabarrus Avenue, East Concord, North Carolina 28026 Cabarrus County

5.	The mailing address if different from the street address of the initial registered office is:

Post Office Box 227 Concord, North Carolina 28026-0227 Cabarrus County

6.	The name of the initial registered agent is:

Barry R. Rubens

7.	Except as provided in Section 57C-3-20(a) of the North Carolina General Statutes, the members of this limited liability company shall not be managers by virtue of their status as members.

8.	To the fullest extent permitted by the North Carolina Limited Liability Company Act as it exists or may hereafter be amended, no person who is serving or has served as a manager of the limited liability company shall be personally liable to the limited liability company or any of its members for monetary damages for breach of duty as a manager. No amendment or repeal of this article, nor the adoption of any provisions to these Articles of Organization inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

9.	These articles will be effective upon filling.

This the 26th day of February, 2001.

/s/ Jerry W. Amos
Jerry W. Amos
Name of Organizer

SOSID: 0622263 Date Filed: 9/14/2007 12:42:00 PM Elaine F. Marshall North Carolina Secretary of State C200725700013

STATE OF NORTH CAROLINA

DEPARTMENT OF THE SECRETARY OF STATE

STATEMENT OF CHANGE OF REGISTERED

OFFICE AND/OR REGISTERED AGENT

Pursuant to §55D-31 of the General Statutes of North Carolina, the undersigned entity submits the following for the purpose of changing its registered office and/or registered agent in the State of North Carolina.

INFORMATION CURRENTLY ON FILE

The name of the entity is:	Progress Place Realty Holding Company, LLC

EntityType: ☐ Corporation, ☐ Foreign Corporation, ☐ Non Profit Corporation, ☐ Foreign Nonprofit Corporation, ☒ Limited Liability Company, ☐ Foreign Limited Liability Company, ☐ Limited Partnership, ☐ Foreign Limited Partnership, ☐ Limited Liability Partnership, ☐ Foreign Limited Liability Partnership

The Street address and county of the entity’s registered office currently on file is:

Number and Street:	1000 Progress Place NE

City, State, Zip Code:	Concord, NC 28025	County:	Cabarrus

The mailing address if different from the street address of the registered office currently on file is:

The name of the current registered agent is:	James E. Hausman

NEW INFORMATION

10.	The street address and county of the new registered office of the entity is: (complete this item only if the address of the registered office is being changed)

Number and Street:	225 Hillsborough Street

City, State, Zip Code:	Raleigh, NC 27603	County:	Wake

11.	The mailing address if different from the street address of the new registered office is: (complete this item only if the address of the registered office is being changed)

12.	The name of the new registered agent and the new agent’s consent to appointment appears below: (complete this item only if the name of the registered agent is being changed)

CT Corporation System	C T Corporation System By: /s/ Ron Strickland
Type or Print Name of New Agent	Signature & Title

13.	The address of the entity’s registered office and the address of the business office of its registered agent, as changed, will be identical.

14.	This statement will be effective upon filing, unless a date and/or time is specified:

This is the 6th day of September 2007.	Progress Place Realty Holding Company, LLC
Entity Name

/s/ John Fletcher
Signature

John Fletcher, Executive Vice President and
Type or Print Name and Title

General Counsel

Notes: Filing fee is $5.00. This document must be filed with the Secretary of State.

* Instead of signing here, the new registered agent may sign a separate written consent to the appointment which must be [……]

CORPORATIONS DIVISION Revised January 2002	P. O. Box 29622	Authorized to sign in accordance With NCGS 57C-3-24

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